                                                                     EXHIBIT 99

                               7,261,955 Shares



                      Torchmark Corporation Common Stock
     Acquired Pursuant to Torchmark Corporation 1987 Stock Incentive Plan



   This stock is offered for resale by certain selling stockholders of Torchmark Corporation. The selling stockholders currently hold stock options and/or restricted stock under the 1987 Stock Incentive Plan. Torchmark will not receive any of the proceeds from the offering.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                      Per Share    Total
                                                      ---------    -----
Public Offering Price                                     *          *
Underwriting Discounts and Commissions                    *          *
Proceeds to Selling Stockholders                          *          *


* These shares may be offered in various types of sale transactions or other dispositions at prices which cannot presently be determined. Brokers, dealers and/or cash transactions may or may not be involved. The closing price of the stock on the New York Stock Exchange on October 1, 1998 was $34.3125 per share. Torchmark will pay all costs connected with preparation and distribution of this Prospectus, filing fees and accountants' fees. Any other expenses will be paid by the selling shareholders and cannot be currently estimated.



                       Prospectus dated October 9, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
Available Information                                                 2
Background Information                                                3
Plan of Distribution                                                  3
Selling Shareholders                                                  3
Indemnification                                                       8
Incorporation by Reference                                           10
Legal Opinion                                                        10
Experts                                                              10

                             AVAILABLE INFORMATION
                             ---------------------

   Torchmark is subject to the information requirements of the Securities Exchange Act of 1934. It files periodic reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at 450 5th Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a Web site at http://www.sec.gov. Copies of this material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20459 at prescribed rates.

   Torchmark's common stock is listed on the New York Stock Exchange and on the London Stock Exchange. The above material can also be inspected at the respective offices of these exchanges, 20 Broad Street, New York, New York 10005 and Old Broad Street, London, England EC2N1HP. Updated information with respect to the securities covered by this Prospectus may be provided in the future by means of appendices to the Prospectus.

   The documents and parts thereof incorporated by reference into this Prospectus which are not delivered with it or with any appendix (not including exhibits to information incorporated by reference into this Prospectus), will be furnished without charge upon a written or oral request submitted to Carol McCoy, Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233 or at 205-325-4243.

                            BACKGROUND INFORMATION
                            ----------------------

   Torchmark, an insurance and financial services holding company, has its principal executive office at 2001 Third Avenue South, Birmingham, Alabama 35233. Its telephone number is 205-325-4200.

   Under the terms and provisions of the Torchmark Corporation 1987 Stock Incentive Plan (the "Plan"), non-qualified stock options and restricted stock have been awarded to directors, officers, other key employees and consultants of Torchmark, its subsidiaries and affiliates.

     Up to 12,300,000 Torchmark shares (adjusted to 24,600,000 shares for 1997 stock dividend) are reserved for issuance under the Plan. As of the date of this Prospectus, stock options had been granted on 24,468,224 shares and 117,500 shares of restricted stock had been awarded.



                             PLAN OF DISTRIBUTION
                             --------------------

   The shares offered pursuant to this Prospectus may, from time to time upon exercise of the options or the vesting of restricted stock, be offered for resale through brokers in the over-the-counter market, on the New York Stock Exchange, the London Stock Exchange, or any other exchange on which Torchmark's common stock may be listed or traded from time to time, or in independent, negotiated transactions. The shares may be sold at market prices prevailing at the time of the sale or at negotiated prices. Some or all of the shares offered hereby may from time-to-time, alternatively, be sold under applicable rules of the Commission.



                             SELLING SHAREHOLDERS
                             --------------------

   All of the securities shown below are offered for the account of the selling shareholders. The table also lists the nature of any position, office or other material relationship which the selling shareholder has had within the past three years with Torchmark or any of its predecessors, subsidiaries or affiliates and the number of shares to be offered pursuant to this Prospectus for the selling shareholder's account. Of the selling shareholders, only R.K. Richey and C.B. Hudson own or have the right to acquire through exercise of stock options in excess of one percent (1%) of the outstanding common stock of Torchmark. American Income Life Insurance Company (AIL), Globe Life And Accident Insurance Company (Globe), Liberty National Life Insurance Company
(LNL), Brown-Service Funeral Homes, Inc. (Brown-Service), United American Insurance Company (UA), First United American Life Insurance Company (1st UA), Globe Marketing Services, Inc. (Globe Marketing), Torchmark Development Corporation

(TDC), United Investors Life Insurance Company (UILIC), and Waddell & Reed Asset Management Company (WRAMCO) are subsidiaries of Torchmark.


                             Position or
                            Relationship                        No. of Shares
Name                       with Torchmark                           Offered
_____________________________________________________________________________
Cooper, Charles B.           President - AIL                          136,200
Rapoport, Bernard            Chairman & CEO - AIL                     176,500
Boren, David L.              Director - TMK                            26,000
Farley, Joseph M.            Director - TMK                            60,400
Hagopian, Louis T.           Director - TMK                           103,001
Lanier, Jr., Joseph L.       Director - TMK                            97,536
McCormick, Harold T.         Director - TMK                            76,688
Records, George J.           Director - TMK                            71,195
Richey, R.K.                 Director - TMK                         1,245,944
Allen, E. Ann                V.P., Claims - Globe                      24,900
Burke, George B.             Sr. V.P., Direct Marketing - Globe        77,400
Fritz, Judith A.             V.P., Lettershop - Globe Marketing        30,700
Hasselkus, Kathy S.          V.P., Data Processing - Globe             16,800
Herbel, Vern D.              Sr. V.P., Asst. to President - Globe      47,500
Hudson, Charles F.           V.P. & General Manager -
                             Globe Marketing                            7,500
Kueffer, R. Sterling         V.P., Data Processing - Globe             20,800
Mitchell, R. Brian           V.P. & Assoc. General Counsel - Globe      3,620
Smith, Owen Edward           V.P., Accounting - Globe                  10,900
Smith, Sam                   V.P., Underwriting &
                             New Business - Globe                       3,500
Williams, Glenn D.           Sr. V.P., Direct Marketing - Globe        35,900
Aderholt, Tim                District Manager - LNL                     3,200
Beene, Charles B.            2nd V.P. - LNL                            10,200
Boulware, III, Thomas M.     President - Brown Service                 28,800
Burns, G. Michael            V.P. - LNL                                 8,300
Carnley, Jr., Hillary        Sr. V.P. - LNL                            42,600
Cheesborough, S. Newell      Sr. V.P. - LNL                             9,550
Chou, Hung-Cheng             V.P. & Chief Actuary - LNL                17,300
Davis, Terry W.              V.P. - LNL                                 7,200
Dobbs, Robert H.             V.P. - LNL                                15,700
Drew, Todd S.                Corporate Pilot - LNL                      5,000

Duce, Vurl E.                Exec. V.P. & Chief Agency
                             Officer - LNL                             51,600
Gray, Wester A.              2nd V.P. - LNL                             6,000
Hamby, Thomas E.             V.P. - LNL                                 5,500
Hamilton, E. Duncan          V.P. & Asst. General Counsel - LNL         6,200
Harrison, Daniel L.          Regional V.P. - LNL                        6,400
Hill, Jimmy C.               2nd V.P. - LNL                             7,900
Johnson, Kenneth N.          V.P. - LNL                                35,500
Kelley, Jr., Jack A.         Sr. V.P. - LNL                            19,100
Kelly, Lanny G.              Regional V.P. - LNL                        1,200
LaRussa, Costanzo, J.        2nd V.P. - LNL                             7,900
Livingston, John H.          Assoc. Counsel - LNL                       3,100
Mayton, Jr., James L.        V.P. & Controller - LNL                    4,000
McLain, Danny                2nd V.P. - LNL                             1,000
McWhorter, Anthony L.        President - LNL                          117,600
Morrison, Jr., Hubert L.     V.P. - LNL                                15,100
Neill, Robert H.             Assoc. Counsel - LNL                       1,600
Patterson, Carr W.           2nd V.P. & Assoc. Controller - LNL         2,700
Poole, James D.              V.P. & Asst. General Counsel - LNL         4,800
Preston, Charles A.          Corporate Pilot - LNL                      6,600
Rainey, Dale                 District Manager - LNL                       500
Sexton, Steve                Former Regional V.P. - LNL                 3,200
Simonetti, Jr., Joseph F.    V.P. - LNL                                47,300
Smith, David Leon, III       Assoc. Counsel - LNL                         500
Vickers, Geary P.            Regional V.P. - LNL                        1,200
Watts, Ronald D.             Regional V.P. - LNL                        1,200
Wells, Jack D.               V.P. - LNL                                25,800
Brill, Tony G.               V.P. - TMK                               140,000
Fagin, Michael K.            V.P. - TMK                                85,500
Fox, T. Randolph             V.P. & Asst. Treasurer - TMK              34,300
James, Wallace Lee           Asst. Treasurer - LNL                        500
Klyce, Michael J.            V.P. & Treasurer - TMK                    60,100
Lester, Debra J.             Assoc. Controller - TMK                      500
McCoy, Carol A.              Assoc. Counsel & Secretary - TMK          38,100
McDaniel, Brenda R.          Assoc. Controller - TMK                      500
Robins, Jeffrey E.           Computer Specialist - TMK                  5,300
Still, Stephen W.            V.P. & Assoc. General Counsel - TMK       10,600
Stone, Spencer H.            Controller - TMK                          35,100
Stratton, Jr., Norman B.     Director EDP Auditing - TMK                4,400
Taylor, Jr., Thomas P.       Asst. Treasurer - TMK                     28,400
Wessinger, H. Wayne          Valuation Actuary - TMK                   27,400
Elgin, Mark D.               Executive V.P. - TDC                      38,700
McLean, Robert C.            V.P. - TDC                                18,100

Aycock, Tom                  V.P. & Chief Actuary - UILIC               9,300
Serber, William L.           Former V.P., Admin. - UILIC                  500
Stagner, Ross                V.P., Marketing - UILIC                   17,300
Adams, Jon                   V.P., Financial Reporting/Treasury - UA    2,525
Adams, Judy                  Asst. V.P., Agency Licensing - UA          2,025
Alexander, Jeffrey M.        V.P. - UA                                 11,620
Almond, Danny                Manager, Special Projects - TMK            5,000
Atchley, Larry L.            Corporate Pilot - UA                       6,600
Braswell, Ann M.             V.P., Policy Service - UA                  2,025
Bryner, Duane J.             Corporate Tax Specialist - TMK             1,000
Coleman, Gary L.             V.P. & Chief Accounting Officer -
                             TMK                                      117,900
Davis, Linda E.              Asst. V.P., Systems Auditor - UA           2,300
Dunn, Kevin T.               Field V.P., Branch Sales - UA              1,500
Gaddis, Christine M.         V.P. - UA & Globe                          3,910
Gaisbauer, Michael J.        V.P. - UA                                  9,520
Gockel, Douglas L.           Sr. V.P. - UA                             77,500
Grimland, Gene P.            Exec. V.P., Sales - UA                     5,000
Hargrave, Patsy N.           Asst. V.P., Policy Rate Filings - UA       2,300
Holmes, Randy                V.P., Applications
                             Programming - UA                           6,520
Hudson, C.B.                 Chairman, President & CEO - TMK          997,192
Hutchison, Larry M.          V.P. & General Counsel - TMK              66,700
Keller, Robert J.            Asst. V.P. & Assoc. Actuary - UA           1,000
King, Andrew W.              Sr. V.P., Branch Office Sales - UA        49,600
Lane, Joyce L.               V.P., Investor Relations - TMK            67,300
Lutek, Ben                   V.P., Actuary - UA                         6,600
Majors, Michael              V.P., Regulatory Compliance - UA           5,700
McAndrew, Mark S.            President - UA & Globe                   199,300
McLaughlin, Karen M.         V.P., Policy Benefits - UA                38,000
Montgomery, Rosemary J.      Sr. V.P. & Chief Actuary - UA            107,600
Moser, Johnny M.             V.P., New Benefits - UA                   34,700
Pape, Mark E.                V.P., Planning - TMK                      20,000
Poirier, Fred J.             Asst. V.P., Special Markets - UA           1,000
Polston, F. Ronald           Sr. V.P., General Agency Life Sales -
                             UA                                        26,300
Richey, Robert E.            V.P., Brokerage - UA                      42,200
Roberts, Boyd                Corporate Pilot - UA                       3,700
Ryan, Keith P.               V.P., Assoc. Counsel - UA                 20,800
Savo, James                  V.P., Operations & General Manager -
                             1st UA                                     4,620
Sherritt, Jr., James H.P.    Asst. V.P., Agency
                             Telecommunications - UA                    1,500

Simmons, Steve L.            V.P., Sales Administration - UA           32,600
Smallwood, William E.        Sr. V.P., General Agency Health Sales -
                             UA                                         2,000
Stock, Sam E.                Comptroller - UA                          11,800
Thorndike, David F.          V.P. - TMK                                24,700
Tucker, Russell P.           V.P. - TMK                                26,400
Avery, Michael L.            Employee - TMK Affiliate                   9,000
Becker, Dan                  Employee - TMK Affiliate                   4,000
Cipolla, Larry               Employee - TMK Affiliate                   2,000
Collins, Charles             Employee - TMK Affiliate                   7,400
Cordell, Dick                Employee - TMK Affiliate                   5,900
Cusser, James C.             Employee - TMK Affiliate                   5,300
Garcia, Abel                 Employee - TMK Affiliate                   6,000
Hechler, Robert L.           Officer - TMK Affiliate                  109,500
Herrmann, Henry J.           Officer - TMK Affiliate                  224,100
Holliday, John M.            Employee - TMK Affiliate                  44,032
Intagliata, Antonio          Employee - TMK Affiliate                   5,000
Keller, Rob                  Employee - TMK Affiliate                   1,500
Kurth, Craig                 Employee - TMK Affiliate                   2,800
Lewis, Mark A.               Employee - TMK Affiliate                   5,100
McCroy, James                Sr. V.P. - WRAMCO                          3,000
Mengel, Thomas               Employee - TMK Affiliate                   2,000
Pappas, Sharon               Employee - TMK Affiliate                   8,000
Prince-Fox, Cynthia          Employee - TMK Affiliate                   6,000
Renskers, Stanley            Employee - TMK Affiliate                  17,700
Rieke, Louise D.             Employee - TMK Affiliate                   9,900
Sarris, Grant                Employee - TMK Affiliate                   2,000
Seferovich, Mark G.          Employee - TMK Affiliate                  14,552
Shafran, Zachary             Employee - TMK Affiliate                   2,000
Sterner, Patrick             Employee - TMK Affiliate                   5,300
Strohm, Michael              Employee - TMK Affiliate                  10,700
Sundeen, John E.             Employee - TMK Affiliate                  17,600
Thompson, Russell E.         Employee - TMK Affiliate                  22,200
Towery, D. Tyler             Employee - TMK Affiliate                  13,600
Tucker, Keith A.             Former Officer - TMK & Officer -
                             TMK Affiliate                            781,892
Ulrich, Mitchell             Employee - TMK Affiliate                   5,400
Vrabac, Dan                  Employee - TMK Affiliate                   3,700
Williams, Robert             Employee - TMK Affiliate                   8,000
Wineland, James D.           Employee - TMK Affiliate                   4,000
Canty, John F.               Employee Benefits
                             Consultant - WRAMCO                        9,000
Davison, Robert P.           Former Director - TMK                     12,000

Morris, Joseph W.            Former Director - TMK                      6,000
Samford, Jr., Yetta G.       Former Director - TMK                     90,284
Calame, Gene D.              Former Executive V.P., General Counsel
                             and Secretary - Globe                     44,000
Cooper, Teresa D.            Former Asst. General Counsel - Globe       2,620
Kiser, John S.               Former Officer - Globe                     2,400
Yates, Donald G.             Former Officer - Globe                    27,846
Barclift, William C.         Former Executive V.P., General
                             Counsel & Secretary - LNL                 23,706
Brown, Jack V.               Former President - LNL                     5,100
Collins, Betsy P.            Former V.P. & Asst. General
                             Counsel - LNL                              1,800
Elliott, Edgar M., III       Former General Counsel,
                             Litigation - LNL                           4,000
Graves, William T.           Former Executive V.P. - TMK               34,398
Hammond, Dennis              Former Officer - Former TMK Affiliate      8,328
Clayton, Jr., Charles T.     Former V.P. - UILIC                       14,100
Sedgwick, James L.           Former President - UILIC                  62,700
Deihl, Lendol B.             Former Officer - UA                       39,552
McAra, Cynthia A.            Former Officer - UA                       48,000
Breeding, Jim                Pilot - Former TMK Affiliate                 900
Upshaw, David L.             Former Officer - TMK Affiliate             3,554
Williams, James A.           Former Officer - TMK Affiliate            12,000
Wirkkula, George L.          Former Officer - TMK Affiliate             7,000
                                                                    ---------
                                                                    7,261,955


                                INDEMNIFICATION
                                ---------------


          Section 1 of Article Ninth of the Restated Certificate of Incorporation of Torchmark provides that a director will not be personally liable to Torchmark or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to Torchmark or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.


          Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of Torchmark (or is or was serving at the request of Torchmark as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Torchmark, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Torchmark. Rights conferred hereby are contract rights and include the right to be paid by Torchmark the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to Torchmark by the indemnified party of an undertaking to repay all the amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. Torchmark may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

          Section 2(b) of Article Ninth provides that persons indemnified under
Section 2(a) may bring suit against Torchmark to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by Torchmark. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on Torchmark and neither the failure of Torchmark's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

          The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation or By-Laws, or otherwise. Torchmark may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Torchmark or other entity against any expense, liability or loss, whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          INCORPORATION BY REFERENCE
                          --------------------------

          The following documents filed by Torchmark with the Commission are incorporated herein by reference:


   (a) Torchmark's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, which contains, either directly or by incorporation by reference, certified financial statements for Torchmark's latest fiscal year for which such statements have been filed.

   (b) All other reports filed by Torchmark pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

   (c) The description of Torchmark's common stock (formerly Liberty National Insurance Holding Company common stock) which is contained in a registration statement filed under Section 12 of the Exchange Act, including any and all amendments or reports for the purpose of updating that description.

     All reports and other documents subsequently filed by Torchmark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the termination of this offering shall be deemed to be incorporated by reference into the Prospectus.


                                 LEGAL OPINION
                                 -------------

       The validity of the shares of Torchmark common stock offered pursuant to this Prospectus has been passed upon for Torchmark by Carol A. McCoy, Associate Counsel and Secretary of Torchmark.



                                    EXPERTS
                                    -------

       The financial statements of Torchmark as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1997 financial statements refers to a change in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.